                                                                    EXHIBIT 99.5


                           TENDER FOR ALL OUTSTANDING
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                                IN EXCHANGE FOR
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                                       OF
                           BERRY PLASTICS CORPORATION

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Berry Plastics Corporation ("Berry") to exchange its
10 3/4% Senior Subordinated Notes Due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of Berry's issued and outstanding 10 3/4% Senior Subordinated Notes Due 2012 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated
          , 2002, and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

     1. Prospectus dated           , 2002;

     2. Letter of Transmittal for your use and the information of your clients;

     3. Notice of Guaranteed Delivery;

     4. Instruction to Registered Holder from Beneficial Owner; and

     5. Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2002, UNLESS
EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to Berry that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of the Outstanding Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of Berry or any Guarantor within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate", that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, you will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Outstanding Notes for you to make the foregoing representations.

Berry will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. Berry will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, U.S. Bank Trust National Association, in the manner set forth below.

                                U.S. Bank Trust National Association
                                100 Wall Street
                                16th Floor
                                New York, NY 10005
                                Attention: Barbara Nastro
                                Facsimile: 212-509-3384
                                Confirm by Telephone: 212-316-2525

                                         Very truly yours,

                                         Berry Plastics Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BERRY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        2